                                March 7, 1997






The Musicland Group, Inc.
Musicland Stores Corporation
10400 Yellow Circle Drive
Minnetonka, Minnesota  55343

   Re:  Waivers and Agreements under Credit Agreement

Ladies/Gentlemen:

   Please refer to the Credit Agreement dated as of October 7, 1994 (as previously amended, the "Credit Agreement") among The Musicland Group, Inc., Musicland Stores Corporation, various financial institutions and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are, unless otherwise defined herein, used herein as so defined.

   Pursuant to the Borrower's request, the Required Banks agree as follows:

   1. The Required Banks hereby waive through May 29, 1997 any Default or Event of Default which now or hereafter may exist under Section 5.7, 5.8, 5.9 or 5.23 of the Credit Agreement; it being understood that upon the expiration of such waiver on May 30, 1997, the Agent and the Banks may exercise any or all of their rights with respect to any such Default or Event of Default.

   2. The Borrower and certain of its Subsidiaries have incurred obligations under (a) the Participation Agreement dated as of May 12, 1995 among NatWest Leasing Corporation, Media Play Trust, Yasuda Bank and Trust Company, National Westminster Bank Plc, various other lenders and Media Play, Inc., and the Master Lease and other documents referred to therein and (b) the Participation Agreement dated as of March 31, 1994 among Musicland Retail, Inc., Shawmut Bank Connecticut, National Association, Kleinwort Benson Limited, The Long Term Credit Bank of Japan, Ltd., Chicago Branch, Credit Lyonnais Cayman Island Branch and The Fuji Bank, Limited, and the Master Lease and other documents referred to therein. The transactions contemplated by the documents described in the foregoing sentence are

                                  Page 1
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collectively called the "Synthetic Lease Transactions".

   As a result of certain payments which have been or may be made under the Synthetic Lease Transactions, the Synthetic Lease Transactions have been or may be required to be classified for accounting purposes as financing leases (rather than operating leases). Such reclassification would result in technical defaults under the Credit Agreement because the existing obligations of the Borrower and its Subsidiaries under the Synthetic Lease Transactions would be recharacterized as Debt, the existing interest of the lessors under the Synthetic Lease Transactions would be recharacterized as Liens and certain payments under the Synthetic Lease Transactions would be recharacterized as Capital Expenditures.

   Accordingly, the Required Banks hereby agree that (i) to the extent that the existing obligations of the Company and its Subsidiaries under the Synthetic Lease Transactions constitute Debt, such existing Debt shall be permitted under Section 5.11 of the Credit Agreement; (ii) to the extent that the property subject to the Synthetic Lease Transactions is deemed to be owned by the Company or any Subsidiary and subject to existing Liens arising under the Synthetic Lease Transactions, such existing Liens shall be permitted under Section 5.14 of the Credit Agreement; and (iii) for purposes of computing Capital Expenditures under Section 5.16 of the Credit Agreement, payments under the Synthetic Lease Transactions shall continue to be deemed to be operating lease payments and shall not constitute Capital Expenditures.
 Without limiting the foregoing, the Required Banks waive any Default or Event of Default arising solely from the recharacterization of the Synthetic Lease Transactions as financing leases.

   3.  The Required Banks further agree that subclauses (i) and (ii) of clause
(b) of the definition of "Eligible Inventory Limit" set forth in the Credit Agreement are amended in their entirety to read as follows:

       "(i) during the fiscal months of May, June, July, August, September and October of each year, and during November and December of 1996 and January, February, March and April of 1997, 60%;

       (ii) during the fiscal months of March and April of 1996, 55%;".

   The waivers and agreements set forth above shall become effective when the Agent has received counterparts of this letter

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executed by the Required Banks (it being understood that the Agent may rely upon facsimile confirmation of the execution of a counterpart hereof by any Bank for purposes of determining such effectiveness).

   This letter may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same letter. This letter shall be a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed within such State.

    MORGAN GUARANTY TRUST COMPANY OF
    NEW YORK


      By
        -------------------------------
        Title:


      FIRST BANK NATIONAL ASSOCIATION


      By
        -------------------------------
        Title:


      THE BANK OF TOKYO - MITSUBISHI,
        LTD.


      By
        -------------------------------
        Title:


      THE BANK OF NOVA SCOTIA


      By
        -------------------------------
        Title:


      CITIBANK, N.A.


      By
        -------------------------------
        Title:

      CREDIT AGRICOLE


      By
        -------------------------------
        Title:


      CREDIT LYONNAIS NEW YORK BRANCH


      By
        -------------------------------
        Title:


      WELLS FARGO BANK


      By
        -------------------------------
        Title:


      THE FUJI BANK, LIMITED


      By
        -------------------------------
        Title:


      THE HOKKAIDO TAKUSHOKU BANK, LTD.,
          NEW YORK BRANCH


      By
        -------------------------------
        Title:


      THE LONG-TERM CREDIT BANK OF JAPAN,
          LTD., CHICAGO BRANCH


      By
        -------------------------------
        Title:

      NBD BANK, N.A.


      By
        -------------------------------
        Title:


      PNC BANK, NATIONAL ASSOCIATION


      By
        -------------------------------
        Title:


      THE SAKURA BANK, LIMITED


      By
        -------------------------------
        Title:


      SOCIETE GENERALE


      By
        -------------------------------
        Title:


      BANK AUSTRIA AKTIENGESELLSCHAFT


      By
        -------------------------------
        Title:


      BEAR STEARNS GOVERNMENT SECURITIES,
          INC.


      By
        -------------------------------
        Title:


      MERRILL LYNCH, PIERCE, FENNER &
        SMITH INCORPORATED


      By
        -------------------------------
        Title:

      BANK OF AMERICA ILLINOIS


      By
        -------------------------------
        Title:


      DLJ CAPITAL FUNDING, INC.


      By
        -------------------------------
        Title:


      MORGENS WATERFALL DOMESTIC
        PARTNERS, L.L.C.


      By
        -------------------------------
        Title:


      NATIONSBANK, N.A.


      By
        -------------------------------
        Title:


      MORGAN GUARANTY TRUST COMPANY OF
          NEW YORK, as Agent


      By
        -------------------------------
        Title: